102 Duffy Avenue, Hicksville, NY 11801 ● Phone: (516) 683-4420 ● flagstar.com

NEW YORK COMMUNITY BANCORP, INC. REPORTS FIRST QUARTER 2024 RESULTS AND PROVIDES UPDATE ON ITS STRATEGIC PATH TO PROFITABILITY
COMPANY TARGETS PEER LEVEL PROFITABILITY BY FOURTH QUARTER 2026 INCLUDING ROAA OF 1%, ROATCE OF 11% - 12%, AND A CET1 CAPITAL RATIO OF 11% - 12%
SUCCESSFULLY RAISED OVER $1 BILLION IN EQUITY, BOLSTERING CAPITAL AND LIQUIDITY POSITION
STRENGTHENED BOARD OF DIRECTORS AND EXECUTIVE MANAGEMENT TEAM
INCREASED ALLOWANCE FOR CREDIT LOSSES ON LOANS AND LEASES TO 1.48% COMPARED TO 1.17% LAST QUARTER
DEPOSITS REMAIN RESILIENT POST CAPITAL RAISE ALONG WITH AMPLE LIQUIDITY
WELL CAPITALIZED WITH CET1 RATIO OF 9.45%, OR 10.14% FULLY CONVERTED

Hicksville, N.Y., May 1, 2024 – New York Community Bancorp, Inc. (NYSE: NYCB) (“the Company”) today reported its results for the first quarter of 2024 and provided an update on its financial targets through 2026.

First Quarter 2024 Summary

Financial Results: The Company reported a net loss of $327 million for first quarter 2024 and a net loss available to common shareholders of $335 million, or $0.45 per diluted share. As adjusted for merger-related expenses and bargain purchase gain, the net loss was $174 million and net loss available to common shareholders of $182 million, or $0.25 per diluted share.

Asset Quality	Deposits

•ACL on loans and leases totaled $1.2 billion, or 1.48% of LHFI
•Office ACL coverage, excluding owner-occupied, increased to 10.33%
•Multi-family ACL coverage increased to 1.27%
•Non-office CRE ACL coverage increased to 1.52%
•Nonperforming loans were 97 basis points of LHFI

•Total deposits of $74.9 billion, including 24% non-interest-bearing and 19% interest-bearing DDA
•83% of insured or collateralized deposits ($12.6 billion uninsured)
•Available reciprocal capacity of $17.2 billion

Capital	Liquidity
• At March 31, 2024: –CET1 ratio of 9.45% –CET1 ratio, fully converted of 10.14% •Tangible book value per share of $9.07 as reported, or $6.33 fully converted	•Total liquidity of $28.0 billion •Cash held on balance sheet of $12.9 billion •$4.1 billion of high quality liquid assets ("HQLA") •$11.7 billion of available borrowing capacity

CEO COMMENTARY

“During the first quarter, we took a number of decisive actions designed to establish a strong foundation for future growth and sustainable profitability,” commented Joseph Otting, President and Chief Executive Officer. “These actions included a $1.05 billion capital investment anchored by Liberty Strategic Capital and we strengthened our senior executive management team with the addition of four proven leaders, whose backgrounds and expertise will be instrumental in our efforts to improve the earnings profile of the bank and enhance long-term shareholder value. We also completed an in-depth due diligence of the loan portfolio, which included a thorough review of the top 250 multi-family loans, the top 50 office loans, and the top 50 non-office commercial real estate loans, and

New York Community Bancorp, Inc. Reports First Quarter 2024 Results
increased our credit reserve during the quarter. We anticipate an elevated level of loan loss provision over the remainder of 2024 related to the potential for market and rate conditions to impact borrower performance on certain portions of our loan portfolio.”

Mr. Otting continued, “Since taking on the CEO role, my focus has been on transforming New York Community Bank into a high-performing, well-diversified regional bank. While this year will be a transitional year for the Company, we have a clear path to profitability over the following two years. By the end of 2026, we target significantly higher profitability and higher capital levels, including a return on average earnings assets of 1%, a return on average tangible common equity of 11% to 12%, supported by a common equity tier 1 capital target in the range of 11% to 12%."

“Finally, I would like to personally thank all of our teammates. I know the past several months have been tumultuous and you have endured multiple challenges along the way. Your dedication has been nothing short of amazing. My sincere thanks to each and every one of you.”

NET INCOME (LOSS) | NET INCOME (LOSS) AVAILABLE TO COMMON STOCKHOLDERS

The Company reported a first quarter 2024 net loss of $327 million compared to a net loss of $2.7 billion in the prior quarter and net income of $2.0 billion in the year ago quarter. Net loss available to common shareholders in the current quarter was $335 million, or $0.45 per diluted share, compared to $2.7 billion, or $3.76 per diluted share, in the prior quarter and net income of $2.0 billion, or $2.87 per diluted share, in the year ago quarter. As adjusted for merger-related items and a bargain purchase gain adjustment, the net loss for the quarter ended March 31, 2024, was $174 million and net loss available to common shareholders was $182 million, or $0.25 per diluted share.

The prior quarter net income and diluted EPS included goodwill impairment of $2.4 billion. As adjusted for this item and for merger-related items arising from both the Flagstar acquisition and the Signature transaction, and the FDIC special assessment, net loss for the quarter ended December 31, 2023, was $185 million. Net income for the three months ended March 31, 2023 included a bargain purchase gain of $2.0 billion arising from the Signature transaction. As adjusted for this item and for other merger-related items arising from both the Flagstar acquisition and the Signature transaction, net income for the quarter ended March 31, 2023, was $167 million.

EARNINGS SUMMARY FOR THE THREE MONTHS ENDED MARCH 31, 2024

Net Interest Income, Net Interest Margin, and Average Balance Sheet

Net Interest Income and Net Interest Margin Summary				March 31, 2024
	For the Three Months Ended			compared to (%):
(dollars in millions)	March 31, 2024	December 31, 2023	March 31, 2023	December 31, 2023	March 31, 2023
Net interest income	$624	$740	$555	-16%	12%

	For the Three Months Ended			compared to (bp):
Yield/Cost	March 31, 2024	December 31, 2023	March 31, 2023	December 31, 2023	March 31, 2023
Mortgage and other loans, net	5.68%	5.72%	4.92%	-4	76
Securities	4.30%	4.39%	3.86%	-9	44
Interest-earning cash and cash equivalents	5.52%	5.28%	4.96%	24	56
Total interest-earning assets	5.51%	5.55%	4.80%	-4	71
Total interest-bearing deposits	3.85%	3.62%	2.40%	23	145
Borrowed funds	4.99%	4.14%	3.56%	85	143
Total interest-bearing liabilities	4.19%	3.73%	2.77%	46	142
Net interest margin	2.28%	2.82%	2.60%	-54	-32

New York Community Bancorp, Inc. Reports First Quarter 2024 Results
Net Interest Income

Net interest income totaled $624 million in first quarter 2024, down $116 million, or 16%, compared to fourth quarter 2023, and an increase of $69 million, or 12%, compared to the first quarter of 2023. The decrease from the fourth quarter 2023 is primarily driven by a 54 basis points reduction in the net interest margin and higher average interest-bearing liabilities, partially offset by higher average cash balances. The increase from the first quarter of 2023 was primarily driven by higher average loans, along with higher average cash balances reflecting actions to proactively manage liquidity needs. These increases were partially offset by a 32 basis points reduction in the net interest margin and higher average interest-bearing liabilities.

Net Interest Margin

The net interest margin for the first quarter 2024 was 2.28%, down 54 basis points compared to fourth quarter 2023 and down 32 basis points compared to first quarter 2023. The 54 basis points reduction compared to fourth quarter 2023 was primarily driven by a higher cost of funds with the average rate on borrowing costs increasing 85 basis points and the impact from a deposit mix shift from lower cost interest-bearing checking and MMA to higher cost certificates of deposits. The 32 basis points reduction compared to first quarter 2023 was primarily due to the impact from higher interest rates on the cost of funds with average cost of borrowed funds increasing 143 basis points and average cost of interest-bearing deposits increasing 145 basis points, partially offset by higher earning asset yields which increased 71 basis points.

Average Balance Sheet

				March 31, 2024
	For the Three Months Ended			compared to:
(dollars in billions)	March 31, 2024	December 31, 2023	March 31, 2023	December 31, 2023	March 31, 2023
Mortgage and other loans, net	$84	$86	$71	-2%	19%
Securities	12	11	11	1%	7%
Interest-earning cash and cash equivalents	14	7	4	112%	237%
Other interest-earning assets	0	0	1	NM	NM
Total interest-earning assets	110	104	87	6%	27%
Total interest-bearing deposits	60	60	48	—%	24%
Borrowed funds	26	16	22	64%	15%
Total interest-bearing liabilities	85	75	70	13%	21%
Non-interest-bearing deposits	$19	$23	$13	-15%	47%

Average loan balances decreased $1.5 billion, or 2%, to $84.1 billion compared to the previous quarter primarily driven by lower consumer loans due to the sale of the RV/marine portfolio, as well as, lower multi-family, and warehouse loan balances. Average cash balances increased to $14.3 billion during the quarter, up $7.6 billion, reflecting actions to proactively manage liquidity needs and average securities were relatively flat. The year-over-year increases are primarily driven by the Signature transaction.

Average interest-bearing liabilities increased $10.0 billion, or 13% to $85.3 billion on a quarter-over-quarter basis primarily driven by higher average borrowed funds which increased $10.0 billion to $25.7 billion, while average interest-bearing deposits were flat at $59.5 billion.

New York Community Bancorp, Inc. Reports First Quarter 2024 Results
Provision for Credit Losses

For the three months ended March 31, 2024, the provision for credit losses totaled $315 million compared to a $552 million provision for the three months ended December 31, 2023, and a $170 million provision for the three months ended March 31, 2023 which included a $132 million initial provision for credit losses for the acquired Signature loan portfolio. The increase reflects changes in market conditions and interest rates that are expected to affect portions of our portfolios that are subject to current market stresses.

Net charge-offs totaled $81 million for the three months ended March 31, 2024, compared with $185 million for the three months ended December 31, 2023. Net charge-offs on a non-annualized basis represented 0.10% and 0.22% of average loans outstanding for the three months ended March 31, 2024, and for the three months ended December 31, 2023, respectively. First quarter net charge-offs were $104 million lower compared to the prior quarter despite commercial real estate net charge-offs increasing $22 million.

Pre-Provision Net Revenue

The tables below detail the Company’s PPNR and related measures, which are non-GAAP measures, for the periods noted:

				March 31, 2024
	For the Three Months Ended			compared to:
(dollars in millions)	March 31, 2024	December 31, 2023	March 31, 2023	December 31, 2023	March 31, 2023
Net interest income	$624	$740	$555	-16%	12%
Non-interest income	9	127	2,098	-93%	NM
Total revenues	$633	$867	$2,653	-27%	-76%
Total non-interest expense	699	3,132	476	-78%	47%
Pre - provision net revenue (non-GAAP)	$(66)	$(2,265)	$2,177	NM	NM
Bargain purchase gain	121	11	(2,001)	NM	NM
Provision for bond related credit losses	—	—	20	NM	NM
Merger-related and restructuring expenses	43	63	67	-32%	-36%
Goodwill impairment	—	2,426	—	NM	NM
FDIC special assessment	—	49	—	NM	NM
Pre - provision net revenue excluding merger-related and restructuring expenses and bargain purchase gain, as adjusted (non-GAAP)	$98	$284	$263	-66%	-63%

For the three months ended March 31, 2024, pre-provision net loss totaled $66 million compared to a pre-provision net loss of $2.3 billion for the three months ended December 31, 2023. Excluding the impact of merger-related and restructuring expenses, FDIC special assessment, bargain purchase gain and goodwill impairment, PPNR for the three months ended March 31, 2024, was $98 million, down $186 million, or 66%, compared to $284 million for the three months ended December 31, 2023.

New York Community Bancorp, Inc. Reports First Quarter 2024 Results
Non-Interest Income

				March 31, 2024
	For the Three Months Ended			compared to:
(dollars in millions)	March 31, 2024	December 31, 2023	March 31, 2023	December 31, 2023	March 31, 2023
Fee income	$34	$39	$27	-13%	26%
Bank-owned life insurance	10	11	10	-9%	—%
Net return on mortgage servicing rights	21	33	22	-36%	-5%
Net gain on loan sales and securitizations	20	16	20	25%	—%
Net loan administration income	16	17	7	-6%	129%
Bargain purchase gain	(121)	(11)	2,001	NM	NM
Other income	29	22	11	32%	164%
Total non-interest income	$9	$127	$2,098	NM	NM

Impact of Notable Item:
Bargain purchase gain	(121)	(11)	2,001	NM	NM
Adjusted noninterest income (non-GAAP)	$130	$138	$97	-6%	34%

Net mortgage gain on sale margin	0.48%	0.32%	0.76%	16	-28
Loans subserviced for others (accounts)	987,228	1,044,009	1,094,869	-5%	-10%

For the three months ended March 31, 2024, non-interest income totaled $9 million compared to $127 million for the fourth quarter 2023 and $2.1 billion for the first quarter 2023. Excluding the bargain purchase gain adjustment of $121 million in the first quarter 2024, $11 million in the fourth quarter 2023 and $2.0 billion in the first quarter 2023 related to the Signature transaction, non-interest income decreased $8 million compared to fourth quarter 2023 and increased $33 million compared to first quarter 2023.

The $8 million decrease compared to the fourth quarter 2023 was primarily driven by a lower net return on MSR and lower fee income from commercial and retail banking fees, partially offset by higher other income. Net gain on loan sales increased to $14 million from $11 million in the prior quarter. The current quarter included a net gain of $6 million related to the sale of a loan we moved to held-for-sale in the prior quarter and the sale of the RV/Marine portfolio, both of which closed during the current quarter.

The $33 million increase compared to the first quarter 2023 was primarily driven by $18 million higher other income, $9 million higher net loan administration income, and $7 million higher fee income. Net mortgage gain on sale margin decreased 28 basis points to 48 basis points compared to 76 basis points in the first quarter 2023.

New York Community Bancorp, Inc. Reports First Quarter 2024 Results
Non-Interest Expense

				March 31, 2024
	For the Three Months Ended			compared to:
(dollars in millions)	March 31, 2024	December 31, 2023	March 31, 2023	December 31, 2023	March 31, 2023
Operating expenses:
Compensation and benefits	$333	$295	$219	13%	52%
Other	288	312	173	-8%	66%
Total operating expenses	621	607	392	2%	58%
Intangible asset amortization	35	36	17	-3%	106%
Merger-related and restructuring expenses	43	63	67	-32%	-36%
Goodwill impairment	—	2,426	—	NM	NM
Total non-interest expense	$699	$3,132	$476	-78%	47%

For the three months ended March 31, 2024, non-interest expense totaled $699 million, down $2.4 billion on a linked-quarter basis and up $223 million compared to the first quarter 2023. Excluding merger-related and restructuring expenses, intangible amortization expense, total operating expenses were $621 million for first quarter 2024.

Excluding merger-related and restructuring expenses, intangible amortization expense, goodwill impairment and the FDIC insurance special assessment of $49 million, total operating expenses were $558 million for the fourth quarter 2023. The linked-quarter increase was primarily driven by higher compensation and benefits expenses attributable to seasonal factors such as payroll tax and 401(k) match resets, merit increases, and higher incentive compensation.

Excluding merger-related and restructuring expenses, intangible amortization expense, adjusted noninterest expense was $392 million for first quarter 2023. The year-over-year increase was largely attributable to the impact from the Signature transaction, which closed in late March of 2023.

Income Taxes

For the three months ended March 31, 2024, the Company reported a benefit for income taxes of $54 million compared to a benefit for income taxes of $112 million for the three months ended December 31, 2023. The decrease was driven by the loss recognized in the current quarter. The effective tax rate for the three months ended March 31, 2024, was 14.32% compared to 3.96% for the three months ended December 31, 2023.

New York Community Bancorp, Inc. Reports First Quarter 2024 Results
ASSET QUALITY

				March 31, 2024
	For the Three Months Ended			compared to:
(dollars in millions)	March 31, 2024	December 31, 2023	March 31, 2023	December 31, 2023	March 31, 2023
Total non-performing loans ("NPLs")	$798	$428	$161	86%	395%
Total non-performing assets ("NPAs")	$811	$442	$174	83%	365%
NPLs to total loans held for investment	0.97%	0.51%	0.20%	46	77
NPAs to total assets	0.72%	0.39%	0.14%	33	58
Net charge-offs (recoveries)	$81	$185	$0	-56%	NM
Net charge-offs (recoveries) to average loans (1)	0.10%	0.22%	—%	-12	10
Allowance for credit losses on loans and leases	$1,215	$992	$550	22%	121%
ACL % of total loans held for investment	1.48%	1.17%	0.67%	30	81
ACL % of NPLs	152%	232%	341%
(1) Three months ended presented on a non-annualized basis.

Non-Performing Assets

Total NPLs increased $370 million to $798 million at March 31, 2024, compared to December 31, 2023 and equaled 97 basis points of total loans held-for-investment compared to 51 basis points at December 31, 2023. The increase in NPLs compared to the prior quarter was primarily attributable to an increase in non-performing multi-family and commercial real estate loans. Total NPAs increased $369 million to $811 million at March 31, 2024, compared to December 31, 2023, and equaled 72 basis points of total assets compared to 39 basis points at December 31, 2023.

Allowance for Credit Losses on Loans and Leases

At March 31, 2024, the allowance for credit losses on loans and leases was $1.2 billion compared to $992 million at December 31, 2023, up $223 million reflecting changes in market conditions, including interest rates over the quarter. The in-depth due diligence review we performed of the multi-family and commercial real estate portfolios confirmed our expectations of the potential credit losses that might occur in the portfolio. The allowance for credit losses on loans and leases to total loans held for investment ratio increased to 1.48% at March 31, 2024, compared to 1.17% at December 31, 2023. Excluding loans with government guarantees and warehouse loans, the allowance for credit losses was 1.58% at March 31, 2024, compared to 1.26% at December 31, 2023.

CAPITAL POSITION

The Company’s regulatory capital ratios continue to exceed regulatory minimums to be classified as “Well Capitalized,” the highest regulatory classification. The table below depicts the Company’s and the Bank’s regulatory capital ratios at those respective periods.

	March 31, 2024	December 31, 2023
REGULATORY CAPITAL RATIOS: (1)
New York Community Bancorp, Inc.
Common equity tier 1 ratio	9.45%	9.05%
Tier 1 risk-based capital ratio	10.73%	9.62%
Total risk-based capital ratio	13.09%	11.77%
Leverage capital ratio	7.90%	7.75%

Flagstar Bank, N.A.
Common equity tier 1 ratio	11.08%	10.52%
Tier 1 risk-based capital ratio	11.08%	10.52%
Total risk-based capital ratio	12.33%	11.61%
Leverage capital ratio	8.16%	8.48%

(1)The minimum regulatory requirements for classification as a well-capitalized institution are a common equity tier 1 capital ratio of 6.5%; a tier one risk-based capital ratio of 8.00%; a total risk-based capital ratio of 10.00%; and a leverage capital ratio of 5.00%.

New York Community Bancorp, Inc. Reports First Quarter 2024 Results

About New York Community Bancorp, Inc.

New York Community Bancorp, Inc. is the parent company of Flagstar Bank, N.A., one of the largest regional banks in the country. The Company is headquartered in Hicksville, New York. At March 31, 2024, the Company had $112.9 billion of assets, $83.3 billion of loans, deposits of $74.9 billion, and total stockholders’ equity of $8.4 billion.

Flagstar Bank, N.A. operates 419 branches, including strong footholds in the Northeast and Midwest and exposure to high growth markets in the Southeast and West Coast. Flagstar Mortgage operates nationally through a wholesale network of approximately 3,000 third-party mortgage originators. In addition, the Bank has approximately 100 private banking teams located in over 10 cities in the metropolitan New York City region and on the West Coast, which serve the needs of high-net worth individuals and their businesses.

New York Community Bancorp, Inc. has market-leading positions in several national businesses, including multi-family lending, mortgage origination and servicing, and warehouse lending. Flagstar Mortgage is the 7th largest bank originator of residential mortgages for the 12-months ending March 31, 2024, while we are the industry’s 5th largest sub-servicer of mortgage loans nationwide, servicing 1.4 million accounts with $367 billion in unpaid principal balances. Additionally, the Company is the 2nd largest mortgage warehouse lender nationally based on total commitments.

Post-Earnings Release Conference Call

The Company will host a conference call on Wednesday, May 1, 2024, at 8:00 a.m. (Eastern Time) to discuss its first quarter 2024 performance. The conference call may be accessed by dialing (888) 440-5675 (for domestic calls) or (646) 960-0268 (for international calls) and providing the following conference ID: 8007549. The live webcast will be available at ir.myNYCB.com under Events.

A replay will be available approximately two hours following completion of the call through 11:59 p.m. on May 5, 2024 and may be accessed by calling (800) 770-2030 (domestic) or (609) 800-9909 (international) and providing the following conference ID: 8007549. In addition, the conference call webcast at ir.myNYCB.com will be archived through 5:00 p.m. on May 29, 2024.

Investor Contact: Salvatore J. DiMartino (516) 683-4286
Media Contact: Steven Bodakowski (248) 312-5872

New York Community Bancorp, Inc. Reports First Quarter 2024 Results
Cautionary Statements Regarding Forward-Looking Information

This earnings release and the associated conference call may include forward‐looking statements by the Company and our authorized officers pertaining to such matters as our goals, beliefs, intentions, and expectations regarding (a) revenues, earnings, loan production, asset quality, liquidity position, capital levels, risk analysis, divestitures, acquisitions, and other material transactions, among other matters; (b) the future costs and benefits of the actions we may take; (c) our assessments of credit risk and probable losses on loans and associated allowances and reserves; (d) our assessments of interest rate and other market risks; (e) our ability to execute on our strategic plan, including the sufficiency of our internal resources, procedures and systems; (f) our ability to attract and retain key personnel; and (g) our ability to achieve our financial and other strategic goals, including those related to our merger with Flagstar Bancorp, Inc., which was completed on December 1, 2022, our acquisition of substantial portions of the former Signature Bank through an FDIC-assisted transaction, and our ability to fully and timely implement the risk management programs institutions greater than $100 billion in assets must maintain.

Forward‐looking statements are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “should,” and other similar words and expressions, and are subject to numerous assumptions, risks, and uncertainties, which change over time. Additionally, forward‐looking statements speak only as of the date they are made; the Company does not assume any duty, and does not undertake, to update our forward‐looking statements. Furthermore, because forward‐looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those anticipated in our statements, and our future performance could differ materially from our historical results.

Our forward‐looking statements are subject to, among others, the following principal risks and uncertainties: general economic conditions and trends, either nationally or locally; conditions in the securities, credit and financial markets; changes in interest rates; changes in deposit flows, and in the demand for deposit, loan, and investment products and other financial services; changes in real estate values; changes in the quality or composition of our loan or investment portfolios, including associated allowances and reserves; changes in future allowance for credit losses requirements under relevant accounting and regulatory requirements; the ability to pay future dividends; changes in our capital management and balance sheet strategies and our ability to successfully implement such strategies; changes in our strategic plan, including changes in our internal resources, procedures and systems, and our ability to successfully implement such plan; changes in competitive pressures among financial institutions or from non‐financial institutions; changes in legislation, regulations, and policies; the success of our blockchain and fintech activities, investments and strategic partnerships; the restructuring of our mortgage business; the impact of failures or disruptions in or breaches of the Company’s operational or security systems, data or infrastructure, or those of third parties, including as a result of cyberattacks or campaigns; the impact of natural disasters, extreme weather events, military conflict (including the Russia/Ukraine conflict, the conflict in Israel and surrounding areas, the possible expansion of such conflicts and potential geopolitical consequences), terrorism or other geopolitical events; and a variety of other matters which, by their nature, are subject to significant uncertainties and/or are beyond our control. Our forward-looking statements are also subject to the following principal risks and uncertainties with respect to our merger with Flagstar Bancorp, which was completed on December 1, 2022, and our acquisition of substantial portions of the former Signature Bank through an FDIC-assisted transaction: the possibility that the anticipated benefits of the transactions will not be realized when expected or at all; the possibility of increased legal and compliance costs, including with respect to any litigation or regulatory actions related to the business practices of acquired companies or the combined business; diversion of management’s attention from ongoing business operations and opportunities; the possibility that the Company may be unable to achieve expected synergies and operating efficiencies in or as a result of the transactions within the expected timeframes or at all; and revenues following the transactions may be lower than expected. Additionally, there can be no assurance that the Community Benefits Agreement entered into with NCRC, which was contingent upon the closing of the Company’s merger with Flagstar Bancorp, Inc., will achieve the results or outcome originally expected or anticipated by us as a result of changes to our business strategy, performance of the U.S. economy, or changes to the laws and regulations affecting us, our customers, communities we serve, and the U.S. economy (including, but not limited to, tax laws and regulations).

More information regarding some of these factors is provided in the Risk Factors section of our Annual Report on Form 10‐K for the year ended December 31, 2023, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023, and September 30, 2023 and in other SEC reports we file. Our forward‐looking statements may also be subject to other risks and uncertainties, including those we may discuss in this news release, on our conference call, during investor presentations, or in our SEC filings, which are accessible on our website and at the SEC’s website, www.sec.gov.

- Financial Statements and Highlights Follow -

New York Community Bancorp, Inc. Reports First Quarter 2024 Results
NEW YORK COMMUNITY BANCORP, INC.
CONSOLIDATED STATEMENTS OF CONDITION

				March 31, 2024
				compared to
(dollars in millions)	March 31, 2024	December 31, 2023	March 31, 2023	December 31, 2023	March 31, 2023
Assets
Cash and cash equivalents	$12,890	$11,475	$22,250	12%	-42%
Securities:
Available-for-sale	9,336	9,145	7,599	2%	23%
Equity investments with readily determinable fair values, at fair value	14	14	14	—%	—%
Total securities net of allowance for credit losses	9,350	9,159	7,613	2%	23%
Loans held for sale	981	1,182	1,305	-17%	-25%
Loans and leases held for investment:
Multi-family	36,859	37,265	38,004	-1%	-3%
Commercial real estate and acquisition, development, and construction	13,530	13,382	12,667	1%	7%
One-to-four family first mortgage	5,807	6,061	5,934	-4%	-2%
Commercial and industrial	24,418	25,254	23,357	-3%	5%
Other loans	1,713	2,657	2,585	-36%	-34%
Total loans and leases held for investment	82,327	84,619	82,547	-3%	—%
Less: Allowance for credit losses on loans and leases	(1,215)	(992)	(550)	22%	121%
Total loans and leases held for investment, net	81,112	83,627	81,997	-3%	-1%
Federal Home Loan Bank stock and Federal Reserve Bank stock, at cost	1,550	1,392	1,356	11%	14%
Premises and equipment, net	679	652	628	4%	8%
Core deposit and other intangibles	590	625	734	-6%	-20%
Goodwill	—	—	2,426	NM	NM
Mortgage servicing rights	1,092	1,111	1,034	-2%	6%
Bank-owned life insurance	1,586	1,580	1,564	—%	1%
Other assets	3,070	3,254	2,799	-6%	10%
Total assets	$112,900	$114,057	$123,706	-1%	-9%
Liabilities and Stockholders' Equity
Deposits:
Interest-bearing checking and money market accounts	$22,172	$30,700	$32,146	-28%	-31%
Savings accounts	8,171	8,773	10,302	-7%	-21%
Certificates of deposit	26,763	21,554	19,355	24%	38%
Non-interest-bearing accounts	17,752	20,499	22,997	-13%	-23%
Total deposits	74,858	81,526	84,800	-8%	-12%
Borrowed funds:
Wholesale borrowings	25,708	20,250	20,350	27%	26%
Junior subordinated debentures	580	579	576	—%	1%
Subordinated notes	439	438	434	—%	1%
Total borrowed funds	26,727	21,267	21,360	26%	25%
Other liabilities	2,330	2,897	6,764	-20%	-66%
Total liabilities	103,915	105,690	112,924	-2%	-8%
Mezzanine equity:
Preferred stock - Series B and C	595	—	—	NM	NM
Stockholders' equity:
Preferred stock - Series A	503	503	503	—%	—%
Common stock	8	7	7	14%	14%
Paid-in capital in excess of par	8,648	8,231	8,197	5%	6%
Retained earnings	73	443	2,923	-84%	-98%
Treasury stock, at cost	(225)	(218)	(219)	3%	3%
Accumulated other comprehensive loss, net of tax:
Net unrealized loss on securities available for sale, net of tax	(651)	(581)	(566)	12%	15%
Pension and post-retirement obligations, net of tax	(27)	(28)	(44)	-4%	-39%
Net unrealized gain (loss) on cash flow hedges, net of tax	61	10	(19)	510%	-421%
Total accumulated other comprehensive loss, net of tax	(617)	(599)	(629)	3%	-2%
Total stockholders' equity	8,390	8,367	10,782	—%	-22%
Total liabilities, Mezzanine and Stockholders' Equity	$112,900	$114,057	$123,706	-1%	-9%

New York Community Bancorp, Inc. Reports First Quarter 2024 Results

NEW YORK COMMUNITY BANCORP, INC.
CONSOLIDATED STATEMENTS OF (LOSS) INCOME

				March 31, 2024
	For the Three Months Ended			compared to
	March 31, 2024	December 31, 2023	March 31, 2023	December 31, 2023	March 31, 2023
(dollars in millions, except per share data)
Interest Income:
Loans and leases	$1,193	$1,230	$867	-3%	38%
Securities and money market investments	320	217	167	47%	92%
Total interest income	1,513	1,447	1,034	5%	46%

Interest Expense:
Interest-bearing checking and money market accounts	232	286	157	-19%	48%
Savings accounts	47	47	39	—%	21%
Certificates of deposit	291	210	87	39%	234%
Borrowed funds	319	164	196	95%	63%
Total interest expense	889	707	479	26%	86%
Net interest income	624	740	555	-16%	12%
Provision for credit losses	315	552	170	-43%	85%
Net interest income after provision for credit losses	309	188	385	64%	-20%

Non-Interest Income:
Fee income	34	39	27	-13%	26%
Bank-owned life insurance	10	11	10	-9%	—%
Net losses on securities	—	—	—	NM	NM
Net return on mortgage servicing rights	21	33	22	-36%	-5%
Net gain on loan sales and securitizations	20	16	20	25%	—%
Net loan administration income	16	17	7	-6%	129%
Bargain purchase gain	(121)	(11)	2,001	NM	NM
Other income	29	22	11	32%	164%
Total non-interest income	9	127	2,098	-93%	-100%

Non-Interest Expense:
Operating expenses:
Compensation and benefits	333	295	219	13%	52%
Other	288	312	173	-8%	66%
Total operating expenses	621	607	392	2%	58%
Intangible asset amortization	35	36	17	-3%	106%
Merger-related and restructuring expenses	43	63	67	-32%	-36%
Goodwill impairment	—	2,426	—
Total non-interest expense	699	3,132	476	-78%	47%
(Loss) income before income taxes	(381)	(2,817)	2,007	-86%	-119%
Income tax (benefit) expense	(54)	(112)	1	-52%	NM
Net (loss) income	(327)	(2,705)	2,006	-88%	-116%
Preferred stock dividends	8	8	8	—%	—%
Net (loss) income available to common stockholders	$(335)	$(2,713)	$1,998	-88%	-117%

Basic (loss) earnings per common share	$(0.45)	$(3.76)	$2.88	NM	NM
Diluted (loss) earnings per common share	$(0.45)	$(3.76)	$2.87	NM	NM
Dividends per common share	$0.05	$0.17	$0.17	-71%	-71%

New York Community Bancorp, Inc. Reports First Quarter 2024 Results

NEW YORK COMMUNITY BANCORP, INC.
RECONCILIATIONS OF CERTAIN GAAP AND NON-GAAP FINANCIAL MEASURES
(dollars in millions)

While stockholders’ equity, total assets, and book value per share are financial measures that are recorded in accordance with U.S. generally accepted accounting principles (“GAAP”), tangible stockholders’ equity, tangible assets, and tangible book value per share are not. Nevertheless, it is management’s belief that these non-GAAP measures should be disclosed in our earnings releases and other investor communications for the following reasons:
1.     Tangible stockholders’ equity is an important indication of the Company’s ability to grow organically and through business combinations, as well as its ability to pay dividends and to engage in various capital management strategies.
2.     Returns on average tangible assets and average tangible stockholders’ equity are among the profitability measures considered by current and prospective investors, both independent of, and in comparison with, the Company’s peers.
3.     Tangible book value per share and the ratio of tangible stockholders’ equity to tangible assets are among the capital measures considered by current and prospective investors, both independent of, and in comparison with, its peers.
Tangible stockholders’ equity, tangible assets, and the related non-GAAP profitability and capital measures should not be considered in isolation or as a substitute for stockholders’ equity, total assets, or any other profitability or capital measure calculated in accordance with GAAP. Moreover, the manner in which we calculate these non-GAAP measures may differ from that of other companies reporting non-GAAP measures with similar names.

The following table presents reconciliations of our common stockholders’ equity and tangible common stockholders’ equity, our total assets and tangible assets, and the related GAAP and non-GAAP profitability and capital measures at or for the periods indicated:

	At or for the
	Three Months Ended,
(dollars in millions)	March 31, 2024	December 31, 2023	March 31, 2023
Total Stockholders’ Equity	$8,390	$8,367	$10,782
Less: Goodwill and other intangible assets	(590)	(625)	(3,160)
Less: Preferred stock	(503)	(503)	(503)
Tangible common stockholders’ equity	$7,297	$7,239	$7,119

Total Assets	$112,900	$114,057	$123,706
Less: Goodwill and other intangible assets	(590)	(625)	(3,160)
Tangible Assets	$112,310	$113,432	$120,546

Average common stockholders’ equity	$7,900	$10,533	$8,670
Less: Average goodwill and other intangible assets	(613)	(3,048)	(2,698)
Average tangible common stockholders’ equity	$7,287	$7,485	$5,972

Average Assets	$115,726	$111,683	$94,530
Less: Average goodwill and other intangible assets	(613)	(3,048)	(2,698)
Average tangible assets	$115,113	$108,635	$91,832

GAAP MEASURES:
(Loss) return on average assets (1)	(1.13)%	(9.69)%	8.49%
(Loss) return on average common stockholders' equity (2)	(16.97)	(103.01)	92.18
Book value per common share	$9.81	$10.88	$14.23
Common stockholders’ equity to total assets	6.99%	6.90%	8.31%
NON-GAAP MEASURES:
(Loss) return on average tangible assets (1)	(0.61)%	(0.68)%	0.73%
(Loss) return on average tangible common stockholders’ equity (2)	(10.02)%	(10.27)	10.63
Tangible book value per common share	$9.07	$10.03	$9.86
Tangible common stockholders’ equity to tangible assets	6.50%	6.38%	5.91%

(1)To calculate return on average assets for a period, we divide net income, or non-GAAP net income, generated during that period by average assets recorded during that period. To calculate return on average tangible assets for a period, we divide net income by average tangible assets recorded during that period.
(2)To calculate return on average common stockholders’ equity for a period, we divide net income available to common stockholders, or non-GAAP net income available to common stockholders, generated during that period by average common stockholders’ equity recorded during that period. To calculate return on average tangible common stockholders’ equity for a period, we divide net income available to common stockholders generated during that period by average tangible common stockholders’ equity recorded during that period.

New York Community Bancorp, Inc. Reports First Quarter 2024 Results
While diluted earnings per common share, net income, net income available to common stockholders, and total non-interest income are financial measures that are recorded in accordance with GAAP, financial measures that adjust these GAAP measures to exclude expenses and the bargain purchase gains related to our merger with Flagstar and the Signature transaction, and initial provision for credit losses are not. Nevertheless, it is management’s belief that these non-GAAP measures should be disclosed in our earnings release and other investor communications because they are not considered part of recurring operations and are included because the Company believes they may provide useful supplemental information for evaluating the underlying performance trends of the Company.

	For the Three Months Ended
(dollars in millions, except per share data)	March 31, 2024	December 31, 2023	March 31, 2023
Net (loss) income - GAAP	$(327)	$(2,704)	$2,006
Merger-related and restructuring expenses, net of tax (1)	32	46	50
Goodwill impairment	—	2,426	—
FDIC special assessment, net of tax	—	36	—
Bargain purchase gain	121	11	(2,001)
Initial provision for credit losses, net of tax	—	—	97
Provision for bond related credit losses, net of tax	—	—	15
Net (loss) income, as adjusted - non-GAAP	$(174)	$(185)	$167
Preferred stock dividends	8	8	8
Net (loss) income available to common stockholders, as adjusted - non-GAAP	$(182)	$(193)	$159

Diluted (loss) earnings per common share - GAAP	$(0.45)	$(3.76)	$2.87
Diluted (loss) earnings per common share, as adjusted - non-GAAP	$(0.25)	$(0.27)	$0.23
(1)Certain merger-related items are not taxable or deductible.

New York Community Bancorp, Inc. Reports First Quarter 2024 Results
While net income is a financial measure that is calculated in accordance with GAAP, PPNR and PPNR excluding bargain purchase gains, FDIC special assessment and merger-related and restructuring expenses are non-GAAP financial measures. Nevertheless, it is management’s belief that these non-GAAP measures should be disclosed in our earnings releases and other investor communications because management believes these measures are relevant to understanding the performance of the Company attributable to elements other than the provision for credit losses and the ability of the Company to generate earnings sufficient to cover estimated credit losses. These measures also provide a meaningful basis for comparison to other financial institutions since it is commonly employed and is a measure frequently cited by investors and analysts. The following table reconciles the non-GAAP financial measures of PPNR and PPNR excluding bargain purchase gains, FDIC special assessment and merger-related and restructuring expenses to the comparable GAAP financial measures of net income for the stated periods:

				March 31, 2024
	For the Three Months Ended			compared to:
	March 31, 2024	December 31, 2023	March 31, 2023	December 31, 2023	March 31, 2023
(dollars in millions)
Net interest income	$624	$740	$555	-16%	12%
Non-interest income	9	127	2,098	-93%	NM
Total revenues	$633	$867	$2,653	-27%	-76%
Total non-interest expense	699	3,132	476	NM	47%
Pre - provision net revenue (non-GAAP)	$(66)	$(2,265)	$2,177	NM	NM
Bargain purchase gain	121	11	(2,001)	NM	NM
Provision for bond related credit losses	—	—	20	NM	NM
Merger-related and restructuring expenses	43	63	67	-32%	-36%
Goodwill impairment	—	2,426	—
FDIC special assessment	—	49	—	NM	NM
Pre - provision net revenue excluding merger-related and restructuring expenses and bargain purchase gain, as adjusted (non-GAAP)	$98	$284	$263	-66%	-63%
Provision for credit losses	315	552	170	-43%	85%
Bargain purchase gain	(121)	(11)	2,001	NM	NM
Provision for bond related credit losses	—	—	(20)	NM	NM
Merger-related and restructuring expenses	(43)	(63)	(67)	-32%	-36%
Goodwill impairment	—	(2,426)	—	NM	NM
FDIC special assessment	—	(49)	—	NM	NM
(Loss) income before taxes	$(381)	$(2,817)	$2,007	-86%	NM
Income tax (benefit) expense	(54)	(112)	1	-52%	NM
Net (Loss) Income (GAAP)	$(327)	$(2,705)	$2,006	-88%	-116%

New York Community Bancorp, Inc. Reports First Quarter 2024 Results
NEW YORK COMMUNITY BANCORP, INC.
NET INTEREST INCOME ANALYSIS
LINKED-QUARTER AND YEAR-OVER-YEAR COMPARISONS
(dollars in millions)

	For the Three Months Ended
	March 31, 2024				December 31, 2023				March 31, 2023
(dollars in millions)	Average Balance	Interest	Average Yield/Cost		Average Balance	Interest	Average Yield/Cost		Average Balance	Interest	Average Yield/Cost
Assets:
Interest-earning assets:
Mortgage and other loans, net	$84,123	$1,193	5.68%		$85,671	$1,230	5.72%		$70,774	$867	4.92%
Securities	11,576	123	4.30		11,493	126	4.39		10,850	104	3.86
Reverse repurchase agreements	—	—	—		46	1	6.91		785	11	5.53
Interest-earning cash and cash equivalents	14,345	197	5.52		6,753	90	5.28		4,257	52	4.96
Total interest-earning assets	110,044	$1,513	5.51		103,963	$1,447	5.55		86,666	$1,034	4.80
Non-interest-earning assets	5,682				7,719				7,864
Total assets	$115,726				$111,683				$94,530
Liabilities and Stockholders’ Equity:
Interest-bearing deposits:
Interest-bearing checking and money market accounts	$26,428	$232	3.54%		$31,958	$286	3.55%		$23,098	$157	2.76%
Savings accounts	8,400	47	2.24		9,055	47	2.03		11,093	39	1.44
Certificates of deposit	24,711	291	4.74		18,491	210	4.52		13,712	87	2.57
Total interest-bearing deposits	59,539	570	3.85		59,504	543	3.62		47,903	283	2.40
Borrowed funds	25,728	319	4.99		15,714	164	4.14		22,326	196	3.56
Total interest-bearing liabilities	85,267	$889	4.19		75,218	$707	3.73		70,229	$479	2.77
Non-interest-bearing deposits	19,355				22,676				13,189
Other liabilities	2,563				2,753				1,939
Total liabilities	107,185				100,647				85,357
Stockholders’ equity	8,541				11,036				9,173
Total liabilities and stockholders’ equity	$115,726				$111,683				$94,530
Net interest income/interest rate spread		$624	1.32%			$740	1.82%			$555	2.03%
Net interest margin			2.28%				2.82%				2.60%
Ratio of interest-earning assets to interest-bearing liabilities			1.29	x			1.38	x			1.23	x

New York Community Bancorp, Inc. Reports First Quarter 2024 Results

NEW YORK COMMUNITY BANCORP, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(dollars in millions)

	For the Three Months Ended
(dollars in millions, except share and per share data)	March 31, 2024	December 31, 2023	March 31, 2023
PROFITABILITY MEASURES:
Net (loss) income	$(327)	$(2,705)	$2,006
Net (loss) income available to common stockholders	(335)	(2,713)	1,998
Basic earnings per common share	(0.45)	(3.76)	2.88
Diluted earnings per common share	(0.45)	(3.76)	2.87
(Loss) return on average assets	(1.13)%	(9.69)%	8.49%
(Loss) return on average tangible assets (1)	(0.61)	(0.68)	0.73
(Loss) return on average common stockholders’ equity	(16.97)	(103.01)	92.18
(Loss) return on average tangible common stockholders' equity (1)	(10.02)	(10.27)	10.63
Efficiency ratio (2)	82.47	68.99	60.21
Operating expenses to average assets	2.15	2.17	1.66
Interest rate spread	1.32	1.82	2.03
Net interest margin	2.28	2.82	2.60
Effective tax rate	14.32	3.96	0.03
Shares used for basic common EPS computation	740,047,777	722,424,143	686,911,555
Shares used for diluted common EPS computation	740,047,777	722,424,143	688,271,611
Common shares outstanding at the respective period-ends	804,285,598	722,066,370	722,150,297

(1)See the reconciliations of these non-GAAP measures with the comparable GAAP measures on page 13 of this release.
(2)We calculate our efficiency ratio by dividing our operating expenses by the sum of our net interest income and non-interest income, excluding the bargain purchase gain.

	March 31, 2024	December 31, 2023	March 31, 2023
CAPITAL MEASURES:
Book value per common share	$9.81	$10.88	$14.23
Tangible book value per common share - as reported (1)	9.07	10.03	9.86
Tangible book value per common share - as converted (1)	6.33	N/A	N/A
Common stockholders’ equity to total assets	6.99%	6.90%	8.31%
Tangible common stockholders’ equity to tangible assets (1)	6.50	6.38	5.91

(1)See the reconciliations of these non-GAAP measures with the comparable GAAP measures on page 13 of this release.

New York Community Bancorp, Inc. Reports First Quarter 2024 Results
NEW YORK COMMUNITY BANCORP, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS

ASSET QUALITY SUMMARY

The following table presents the Company's asset quality measures at the respective dates:

				March 31, 2024
				compared to
(dollars in millions)	March 31, 2024	December 31, 2023	March 31, 2023	December 31, 2023	March 31, 2023
Non-Performing Loans:
Non-accrual mortgage loans:
Multi-family	$339	$138	$13	146%	NM
Commercial real estate	264	128	21	106%	NM
One-to-four family first mortgage	98	95	84	3%	17%
Acquisition, development, and construction	3	2	—	50%	NM
Total non-accrual mortgage loans	704	363	118	94%	497%
Commercial and industrial	73	43	15	70%	387%
Other non-accrual loans	21	22	15	-5%	40%
Total non-accrual loans	798	428	148	86%	439%
Loans 90 days or more past due and still accruing	—	—	13	NM	-100%
Total non-performing loans	798	428	161	86%	396%
Repossessed assets	13	14	13	-7%	—%
Total non-performing assets	811	442	174	83%	366%

The following table presents the Company's asset quality measures at the respective dates:

	March 31, 2024	December 31, 2023	March 31, 2023
Non-performing loans to total loans held for investment	0.97%	0.51%	0.20%
Non-performing assets to total assets	0.72	0.39	0.14
Allowance for credit losses on loans to non-performing loans	152.11	231.51	340.60
Allowance for credit losses on loans to total loans held for investment	1.48	1.17	0.67

New York Community Bancorp, Inc. Reports First Quarter 2024 Results

NEW YORK COMMUNITY BANCORP, INC.
SUPPLEMENTAL FINANCIAL INFORMATION

The following table presents the Company's loans 30 to 89 days past due at the respective dates:

				March 31, 2024
				compared to
(dollars in millions)	March 31, 2024	December 31, 2023	March 31, 2023	December 31, 2023	March 31, 2023
Loans 30 to 89 Days Past Due:
Multi-family	$103	$121	$72	-15%	43%
Commercial real estate	9	28	15	-68%	-40%
One-to-four family first mortgage	26	40	20	-35%	30%
Acquisition, development, and construction	6	2	—	200%	NM
Commercial and industrial	60	37	57	62%	5%
Other loans	8	22	11	-64%	-27%
Total loans 30 to 89 days past due	$212	$250	$175	-15%	21%

The following table summarizes the Company’s net charge-offs (recoveries) for the respective periods:

	For the Three Months Ended
	March 31, 2024	December 31, 2023	March 31, 2023
(dollars in millions)
Charge-offs:
Multi-family	$11	$117	$—
Commercial real estate	64	42	—
One-to-four family residential	—	1	2
Acquisition, development and construction	—	—	—
Commercial and industrial	11	24	—
Other	5	5	3
Total charge-offs	$91	$189	$5

Recoveries:
Multi-family	$(1)	$—	$—
Commercial real estate	—	—	—
One-to-four family residential	—	—	—
Acquisition, development and construction	—	—	—
Commercial and industrial	(7)	(3)	(4)
Other	(2)	(1)	(1)
Total recoveries	$(10)	$(4)	$(5)

Net charge-offs (recoveries)	$81	$185	$—

Net charge-offs (recoveries) to average loans (1)	0.10%	0.22%	—%

(1)Three months ended presented on a non-annualized basis.

New York Community Bancorp, Inc. Reports First Quarter 2024 Results

NEW YORK COMMUNITY BANCORP, INC.
SUPPLEMENTAL FINANCIAL INFORMATION

LOANS SERVICED AND SUBSERVICED

	March 31, 2024		December 31, 2023
(dollars in millions)	Unpaid Principal Balance (1)	Number of accounts	Unpaid Principal Balance (1)	Number of accounts
Subserviced for others (2)	$282,399	987,228	$294,947	1,044,009
Serviced for others (3)	76,890	319,890	78,336	307,479
Serviced for own loan portfolio (4)	8,034	50,447	8,941	70,486
Total loans serviced	$367,323	1,357,565	$382,224	1,421,974

(1)UPB, net of write downs, does not include premiums or discounts.
(2)Loans subserviced for a fee for non-Company owned loans or MSRs. Includes temporary short-term subservicing performed as a result of sales of servicing-released MSRs.
(3)Loans for which the Company owns the MSR.
(4)Includes LHFI (residential first mortgage, home equity and other consumer), LHFS (residential first mortgage), loans with government guarantees (residential first mortgage), and repossessed assets.